EARTH DAY: OSL HOLDINGS ANNOUNCES THE LAUNCH OF A GROW
LIGHT LED RETAIL PROGRAM WITH INDEPENDENCE LED

YARDLEY, PA. April 22, 2015 - OSL Holdings Inc. (OTCQB: OSLH) (“OSL” or “the Company”), a socially conscious business model dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce, announced today that the Company has entered into an agreement for the Private Labeling of ILED Grow Lights, Future Product Development and for a 90 day Pilot Program that includes showcasing a Branded ILED Grow Light in Go Green Hydroponics, a wholly owned subsidiary of OSL.

In 2014, ILED launched its LED Grow Light fixture series to augment its award winning line of commercial LED fixtures for building illumination. The ILED Grow Light series is comprised of a modular system that delivers cost-effective Photosynthetic Photon Flux Density (PPFD) with customizable wavelengths to optimize indoor plant growth during both vegetation and flowering phases. The ILED Grow Light series includes a broad range of options including fixture size, light density, reflectors, mounting accessories, and smart controls such as dimming to simulate sunrise and sunset. ILED also offers Agri-Design-Services (Independence-ADS) with photometric analysis to assist commercial growers with custom fixture designs, wavelengths, and ceiling layouts to increase plant yield and reduce operating cost through the ILED Grow Lights.

The grow lights to date have not included LED technology. The latest generation of LED grow lights have the potential to reduce operating expenses through lower electricity consumption than traditional forms of illumination and also increase plant growth.

OSL sees this as an explosive vertical in the grow market sector and has engaged with an award-winning U.S. LED manufacturer, Independence LED (www.IndependenceLED.com) for the initial Pilot phase of the Grow Light Retail Program. The agreement also includes the potential to scale into private labeling and product development.

Bob Rothenberg, OSL’s CEO said, “The agreement between OSL and Independence LED will enable Go Green Hydroponics to remain ahead of the curve in our effort to provide commercial and private hydroponic gardeners and cultivators with the best products on the market.” Steve Gormley, OSL’s Chief Business Development Officer said, “OSL’s partnership with Independence LED will drive additional state of the art lighting solutions for the commercial and private hydroponic gardeners and cultivators that we serve at Go Green.”

About OSL

OSL Holdings Inc. (OTC: OSLH) is a development and technology company, specializing in affluent, liberal and libertarian markets with high disposal income, with a mission to advance civil liberties through the power of commerce. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy. The Company announced its intent to enter the legal marijuana market when federal law permits, providing foundational work for branding, marketing, technology, and logistics to existing or emerging legal marijuana licensees.

The Company currently operates Go Green Hydroponics, a hydroponics and indoor gardening and cultivation retail enterprise, specializing in the sale of over 1,000 products including hydroponic cultivation equipment, mineral nutrient solutions and gardening resources and equipment.

The Company has developed and intends to expand Equality Rewards, a real-time loyalty rewards platform designed to advance civil liberties through the power of commerce. Equality Rewards can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. Equality Rewards is presently focused on bringing minority and minority allied consumers together with businesses that support minority consumers and causes or are minority owned and operated. The Company’s filings with the SEC are available at http://www.sec.gov/cgi-bin/browse-edgar?company=osl+holdings&owner=exclude&action=getcompany.

For more information, please visit the Company’s website at www.oslholdings.com.

Forward-Looking Statements - Safe Harbor

This press release contains forward-looking statements as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These statements include, but are not limited to, our expectations concerning Go Green’s revenue growth, growth rates for hydroponically-produced food, the market for medical marijuana cultivators, and our ability to provide support services to marijuana growers.

By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:

OSL Holdings Inc.

IR/Media Contact:

Steve Gormley

steve@oslholdings.com